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                                                                    EXHIBIT 99.1

                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
                        SAFE HARBOR COMPLIANCE STATEMENT
                         FOR FORWARD-LOOKING STATEMENTS

     In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Congress encouraged public companies to make "forward-looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward-looking statements. The Company intends to qualify both its written and oral forward-looking statements for protection under the Reform Act and any other similar safe harbor provisions.

     "Forward-looking statements" are defined under the Reform Act. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, the investment community is urged not to place undue reliance on written or oral forward-looking statements of the Company. The Company undertakes no obligation to update or revise this Safe Harbor Compliance Statement for Forward-Looking Statements (the "Safe Harbor Statement") to reflect future developments. In addition, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

     The Company provides the following risk factor disclosure in connection with its continuing effort to qualify its written and oral forward-looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

     Risks Relating to Conversion to the DMS Model. None of the Founding Companies has utilized every aspect of the DMS Model. The Company intends to convert the operations of the Founding Companies, and of future acquisitions, to the DMS Model to the extent feasible. The process of converting an existing Point-to-Point courier operation to the DMS Model involves the implementation of the Free Call Dispatch system as well as the integration of new software systems, pricing structures, billing methods, personnel utilization practices and data standardization. Changes in the pricing structures and billing methods could result in the loss of customers. The process of conversion in a particular market may involve unforeseen difficulties, including delays in the consolidation of facilities, complications and expenses in implementing the new operating software system, or the loss of customers or key operating personnel, any of which can cause substantial delays to the conversion process in such particular market and may have a material adverse effect on the Company's business, financial condition and results of operations. In addition, Brand Managers have substantial authority with respect to the continuing operation of the Founding Companies. There are significant limitations on the Company's ability to terminate such Brand Managers. Additionally, the timing of any acquisitions of additional Point-to-Point courier firms and their respective conversion to the DMS Model may have a significant impact on the Company's financial results, particularly in quarters immediately following such acquisitions.

     Absence of Combined Operating History; Risks of Integration. The Company was founded in September 1997, and prior to the consummation of the Offering in February 1998 conducted no operations other than in connection with the Offering and the Combinations, and generated no revenues other than receipt of licensing fees relating to the software company previously acquired by the Company. Although the Company has acquired the Founding Companies, the Company and the Founding Companies operate as separate, independent businesses. There can be no assurance that the Company or any Founding Company will be profitable in the future.

     The process of integrating acquired businesses often involves unforeseen difficulties and may require a disproportionate amount of the Company's financial and other resources, including management time. The success of the Company will depend, in part, on the extent to which the Company is able to institute and


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centralize accounting and other administrative functions such as billing, collections and cash management, implement financial controls, eliminate the unnecessary duplication of other functions and otherwise integrate the Founding Companies, and such additional businesses the Company may acquire in the future, into a cohesive, efficient enterprise. The Company may experience delays, complications and unanticipated expenses in implementing, integrating and operating such systems, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company's founders or senior management group will be able to successfully integrate, profitably manage or achieve anticipated cost savings from the combined operations of the Founding Companies or implement the Company's business, internal and acquisition growth strategies. The inability of the Company to successfully integrate the Founding Companies would have a material adverse effect on the Company's business, financial condition and results of operations.

     Risks of Tax Authorities Classifying Independent Contractors as
Employees. A significant number of the couriers utilized by the Company are independent contractors. From time to time, federal and state taxing authorities have sought to assert that couriers in the Point-to-Point delivery industry are employees, rather than independent contractors. Tax authorities recently have made such an assertion against A Courier, one of the Founding Companies. The Company does not pay or withhold any federal or state employment tax with respect to or on behalf of independent contractors. Couriers utilized by the Company will be employees of or independent contractors with individual RMS Centers in their respective metropolitan markets, each of which will be indirect wholly owned subsidiaries of the Company. The Company believes that the independent contractors utilized by the Company and who have entered into contracts with an RMS Center are not employees of the Company under existing interpretations of federal and state laws. However, there can be no assurance that federal and state authorities will not challenge this position, or that other laws or regulations, including tax laws, or interpretations thereof, will not change. If the IRS successfully asserts that such persons or others classified by the Company as independent contractors are in fact employees of the Company, the Company would be required to pay withholding taxes and administer added employee benefits. In addition, the Company could become responsible for certain past and future employment taxes. Additionally, if the Company is required to pay back-up withholding taxes with respect to amounts previously paid to such persons, it may be required to pay penalties or be subject to other liability as a result of incorrectly classifying such couriers. If the couriers are deemed to be employees, rather than independent contractors, then the Company may be required to increase their compensation since they will no longer be receiving commission-based compensation. Any of the foregoing circumstances could increase the Company's operating costs and could have a material adverse effect on the Company's business, financial condition and results of operations.

     Management of Growth. The Company expects to expend significant time and effort in expanding its existing businesses and identifying, acquiring and integrating acquisitions. There can be no assurance that the Company's management and financial reporting systems, procedures and controls will be adequate to support the Company's operations as they expand. Any future growth also will impose significant added responsibilities on members of senior management, including the need to identify, recruit and integrate additional management and employees. There can be no assurance that such additional management and employees will be identified and retained by the Company. To the extent that the Company is unable to manage its growth efficiently and effectively, or is unable to attract and retain additional qualified personnel, the Company's business, financial condition and results of operations could be materially adversely effected.

     Risks Relating to the Company's Acquisition Strategy. One of the Company's primary growth strategies is to increase its revenues and profitability and expand the markets it serves through the acquisition of additional Point-to-Point courier businesses. Several large, national publicly traded companies have begun to consolidate the delivery industry through the acquisition of independent Point-to-Point courier companies. As a result, competition for acquisition candidates is intense and there can be no assurance that the Company will be able to compete effectively for acquisition candidates on terms deemed acceptable to the Company. There also can be no assurance that the Company will be able to successfully convert acquired businesses to the DMS Model and integrate such businesses into the Company without substantial costs, delays or other operational or financial problems. In addition, there can be no assurance that companies acquired in the future either will be beneficial to the successful implementation of the Company's overall strategy or will ultimately


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produce returns that justify the investment therein, or that the Company will be successful in achieving meaningful economies of scale through the acquisitions thereof. Further, acquisitions involve a number of special risks, including possible adverse effects on the Company's operating results and the timing of those results, diversion of management's attention, dependence on retention, hiring and training of key personnel, risks associated with unanticipated problems or legal liabilities, and the realization of intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations, particularly in the fiscal quarters immediately following the consummation of such transactions. Customer dissatisfaction or performance problems at a single acquired company could also have an adverse effect on the reputation of the Company. In addition, there can be no assurance that the Founding Companies or other Point-to-Point courier companies acquired in the future will achieve the anticipated level of revenues and earnings. To the extent that the Company is unable to acquire additional Point-to-Point courier firms or integrate such businesses successfully, the Company's ability to expand its operations and increase its revenues and earnings to the degree desired would be reduced significantly.

     Factors Affecting Internal Growth. Certain of the Founding Companies have individually experienced significant revenue and earnings growth over the past few years. There can be no assurance that these Founding Companies will continue to experience internal growth comparable to these levels, if at all. From time to time, certain of the Founding Companies have been unable to hire and train as many couriers, operating and sales personnel as necessary to meet the increasing demands of these businesses. Factors affecting the ability of each of these Founding Companies to experience continued internal growth includes, but are not limited to, the continued relationships with existing customers, the ability to expand the customer base, the ability to recruit and retain qualified couriers, operating and sales personnel, continued access to capital and the ability to cross-sell services between the Founding Companies.

     Need for Additional Financing. The Company currently intends to finance future acquisitions by using a combination of shares of its Common Stock and cash. In the event that the Common Stock of the Company does not maintain a sufficient market value, or potential acquisition candidates are unwilling to accept the Company's Common Stock as part of or all of the consideration to be paid for their business, the Company may be required to utilize its cash resources, if available, to maintain its acquisition program. If the Company has insufficient cash resources to pursue acquisitions, its growth could be limited unless it is able to obtain additional capital through debt or equity financing. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that, if available, such financing can be obtained on terms the Company deems acceptable. The inability to obtain such financing could negatively impact the Company's acquisition program and have a resulting material adverse effect on the Company's business, financial condition and results of operations.

     Risks of IRS Challenge of Reimbursement Policies. Several of the Founding Companies in the past have reimbursed certain automobile expenses of their drivers who are employees and own their vehicles. Aero Delivery and two other Founding Companies, which collectively represent approximately [11.9%] of the Company's 1997 pro forma combined revenues, previously had a reimbursement policy that was not based on actual mileage. In connection with an audit of Aero Delivery, the IRS challenged this type policy and the treatment of such payments as reimbursed expenses, and asserted that the reimbursements constitute additional compensation to the couriers on which the company should withhold certain taxes. There can be no assurance that the IRS will not be able to successfully challenge this type policy if any other Founding Company is presently practicing or has practiced this particular policy in the past and that this would not have a material adverse impact on the Company's business, financial condition and results of operations for which the Company will not be adequately covered by indemnification from the Founding Companies.

     The Company may be required to pay up to $1.5 million to the IRS in connection with IRS assessments against Aero Delivery for withholding taxes, interest and penalties. The Company took these potential payments into consideration in negotiating Aero Delivery's purchase price. The Company has also agreed with Aero Delivery that in the event the amount paid to the IRS and related costs are less than $1.5 million, the Company will pay the former owner of Aero Delivery an amount equal to one-half of the difference between the amount so paid and $1.5 million. While the former owner of Aero Delivery has agreed to be responsible for all payments and costs in excess of $1.5 million, the Company may be required to make any such payments
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and seek reimbursement from the former owner. Any payments made by the Company relating to the IRS assessments will reduce its cash resources.

     Risk of Inability to Terminate Unsatisfactory Brand Managers in a Timely Fashion. The Company operates certain of the Brands acquired in the Combinations through Brand Manager Agreements with Brand Managers. Each Brand Manager is responsible for managing his or her Brand to maximize its revenues and profit margin. The Brand Manager Agreement can be terminated by the Company, upon approval of the Business Steering Committee (consisting of the President of the Company and certain Brand Managers), under certain limited conditions. There can be no assurance that the Company will be able to terminate in a timely manner any Brand Manager who is not performing as expected and that such inability would not have a material adverse impact on the Company's business, financial condition and results of operations.

     Risk of Loss of Customers Due to Increased Prices. The implementation of the DMS Model is intended to enable the Company to offer a higher level of customer service than its competitors. The prices that the Company may charge for such services could be greater than the prices currently being charged customers for services they are currently receiving. There can be no assurance that customers will not decline to purchase the services to be offered by the Company, thereby adversely affecting the Company's business, financial condition and results of operations.

     Limitations on Access to Radio Channels. The Company relies to a significant extent on the use of two-way radio channels to communicate with its courier fleet. Such radio channels are made available, on a limited basis, by local government authorities and the Federal Communications Commission. Accordingly, providers of the transmission networks for the radio channels may have the ability to restrict, or substantially increase the costs with respect to, the Company's use or access to the radio channels. The Company may, at its own expense, be required to incur substantial costs to obtain, build or maintain its own transmission networks in the event that third party owners of the current transmission networks restrict or otherwise obstruct the Company's access to radio channels. Any increases in the costs of radio transmission, obstruction of current radio channel service or any need for the Company to build its own transmission networks could severely inhibit the Company's ability to deliver Point-to-Point delivery services and have a material adverse effect on the Company's business, financial condition and results of operations.

     Claims Exposure. The Company is exposed to claims for personal injury, death and property damage as a result of automobile, bicycle and other accidents involving its employees and independent contractors. The Company may also be subject to claims resulting from the non-delivery or delayed delivery of packages, many of which claims could be significant because of the unique or time sensitive nature of the deliveries. The Company intends to carry liability insurance and independent contractors are required to maintain the minimum amounts of liability insurance required by state law. However, there can be no assurance that claims will not exceed the amount of coverage. In addition, the Company's increased visibility and financial strength as a public company may create additional claims exposure. If the Company were to experience a material increase in the frequency or severity of accidents, liability claims, workers' compensation claims or unfavorable resolution of claims, the Company's insurance costs could significantly increase and operating results could be negatively affected. In addition, future claims against the Company or one of the Founding Companies could negatively affect the Company's reputation and could have a correspondingly material adverse effect on the Company's business, financial condition and results of operations.

     Risks Associated with the Point-to-Point Delivery Industry; General Economic Conditions. The Company's revenues and earnings are especially sensitive to events that affect the delivery services industry, including extreme weather conditions, economic factors affecting the Company's significant customers, increases in fuel prices and shortages of or disputes with labor, any of which could result in the Company's inability to service its clients effectively or the inability of the Company to profitably manage its operations. In addition, demand for the Company's services may be negatively impacted by downturns in the level of general economic activity and employment in the United States or the U.K. The development and increased popularity of facsimile machines and electronic mail via the Internet has recently reduced the demand for certain types of Point-to-Point delivery services, including those offered by the Company. As a result, Point-to-Point courier firms are increasingly dependent upon delivery requests for items that are unable to be
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delivered via alternative methods. There can be no assurance that similar industry-wide developments will not have a material adverse effect on the Company's business, financial condition or results of operations.

     Effect of Potential Fluctuations in Quarterly Operating Results. The Company may experience significant quarter to quarter fluctuations in its results of operations. Quarterly results of operations may fluctuate as a result of a variety of factors including, but not limited to, the timing of the integration of the Founding Companies and other acquired companies and their conversion to the DMS Model, the demand for the Company's services, the timing and introduction of new services or service enhancements by the Company or its competitors, the market acceptance of new services, competitive conditions in the industry and general economic conditions. As a result, the Company believes that period to period comparisons of its results of operations are not necessarily meaningful or indicative of the results that the Company may achieve in any subsequent quarter or full year. Such quarterly fluctuations may result in volatility in the market price of the Common Stock of the Company, and it is possible that in future quarters the Company's results of operations could be below the expectations of the public market. Such an event could have a material adverse effect on the market price of the Common Stock of the Company. Several of the Founding Companies recorded a net loss for the year ended December 31, 1997. No assurance can be given that these Founding Companies will become profitable in the future or that their respective financial performance will be accretive to the Company's earnings.

     Risk of Non-Proprietary Elements of the DMS Model. Substantially all of the key elements of the DMS Model have been described in various public forums, such as trade shows and industry publications, and also have been made available to companies that are or have been licensees of the Company but are not Founding Companies. Although the software used in the DMS Model is proprietary, all other key elements of the DMS Model cannot be protected by patents or trademarks. Therefore, there can be no assurance that other Point-to-Point courier companies will not be able to effectively replicate the DMS Model and implement it more effectively than the Company and at a lower cost.

     Dependence on Technology. The Company's business is dependent upon a number of different information and telecommunication technologies to operate the DMS Model, manage a high volume of inbound and outbound calls and process transactions accurately and on a timely basis. Any impairment of the Company's ability to process transactions on an accurate and timely basis could result in the loss of customers and diminish the reputation of the Company.

     Currently, many of the Founding Companies operate on separate computer and telephone systems, several of which utilize different technologies. There can be no assurance that the contemplated integration of these systems and conversion to the Company's proprietary software will be successful or completed on a timely basis or without unexpected costs. There can also be no assurance that the Company will be able to continue to design, develop and refine its computer systems and software on a cost efficient basis, whether due to the loss of employees or otherwise. Any of the foregoing would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company utilizes computer hardware and operating systems designed and manufactured by Apple Computer, Inc. ("Apple"). Any material changes in computer and operating platform technology designed and manufactured by Apple which is incompatible with the Company's current computer systems, or the discontinuance of Apple computer hardware or support services, would have a material adverse effect on the Company's business, financial condition and results of operations. If the Company decides to change its hardware and operating systems to a different operating platform technology, there can be no assurance that the Company will be able to successfully make such a change or that such new hardware and operating systems will be as effective as the existing hardware and operating system.

     Dependence on Availability of Qualified Courier Personnel. The Company is dependent upon its ability to attract, train and retain, as employees or through independent contractor or other arrangements, qualified courier personnel who possess the skills and experience necessary to meet the needs of its operations. The Company competes in markets in which unemployment is relatively low and the competition for couriers and other employees is intense. The Company must continually evaluate, train and upgrade its pool of available couriers to keep pace with demands for delivery services. There can be no assurance that qualified courier


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personnel will continue to be available in sufficient numbers and on terms acceptable to the Company. The inability to attract and retain qualified courier personnel would have a material adverse impact on the Company's business, financial condition and results of operations.

     Reliance on Key Personnel. The Company's success is largely dependent on the efforts and relationships of R. Gregory Kidd, the Company's founder and Chairman of the Board of Directors, Linda M. Jenkinson, the Company's Chief Executive Officer, the executive officers and senior managers of the Founding Companies and Brand Managers. Furthermore, the Company will likely be dependent on the senior management of any businesses acquired in the future, particularly the Brand Managers and sales representatives who have on-going relationships with customers. The loss of the services of any of these individuals could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that such individuals will continue in their present capacity for any particular period of time. The Company does not intend to obtain key man life insurance covering any of its executive officers or other members of senior management. In addition, the Company's future success and plans for growth also depend on the Company's ability to attract, train and retain skilled personnel in all areas of its business.

     Competition. The market for Point-to-Point delivery services is highly competitive and has low barriers to entry. Many of the Company's competitors operate in only one location and may have more experience and brand recognition than the Company in such local market. In addition, several large, national, publicly traded companies have begun to consolidate the Point-to-Point delivery industry through the acquisition of independent Point-to-Point courier companies. Other companies in the industry compete with the Company not only for the provision of services but also for acquisition candidates. Some of these companies have longer operating histories and greater financial resources than the Company. In addition, other firms involved in segments other than Point-to-Point delivery services may expand into this market in order to provide their customers with "one-stop" shopping of delivery and logistics services. Many of such companies have greater financial resources and brand name recognition than the Company. There can be no assurance that any of the foregoing would not have a material adverse effect on the Company's business, financial condition and results of operations.

     Reliance on Key Markets. A significant portion of the Company's revenues and profitability are attributable to services rendered in the metropolitan New York City, London and San Francisco markets. Revenues from the New York City, London and San Francisco markets accounted for 27.4%, 26.3% and 10.72%, respectively, of pro forma combined revenues for the year ended December 31, 1997. Therefore, the Company's results of operations are significantly affected by fluctuations in the general economic and business cycles in these markets. The Company's reliance on these individual markets makes it susceptible to risks that it would not otherwise be exposed to if it operated in a more geographically diverse market. The Company believes that it will be susceptible to geographic concentration risks for the foreseeable future.

     Risk of Business Interruptions and Dependence on Single Facilities in a Market. The Company believes that its future results of operations will be dependent in large part on its ability to provide prompt and efficient service to its customers. Upon conversion of the Company to the DMS Model, the Company's operations typically will be performed at a single DMS Center for each respective metropolitan market it services and, therefore, the operation of such DMS centers are dependent on continuous computer, electrical and telephone service. As a result, any disruption of the Company's day-to-day operations could have a material adverse effect on the Company's business, financial condition and results of operations.

     Permits and Licensing. The Company's operations are subject to various state, local and federal regulations that, in many instances, require permits and licenses. Additionally, some of the Company's operations may involve the delivery of items subject to more stringent regulation, including hazardous materials, requiring the Company to obtain additional permits. The failure of the Company to maintain required permits and licenses, or to comply with applicable regulations, could result in substantial fines or revocation of the Company's permits and licenses which could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, delays in obtaining approvals, for the transfer or grant of permits or licenses, or failure to obtain such approvals could delay or impede the Company's acquisition program.

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     Regulatory Compliance.  As a public company, the Company is subject to continuing compliance with federal securities laws and may also be subject to increased scrutiny with respect to laws applicable to all businesses, such as employment, safety and environmental regulations. Certain of the Company's management have no experience in managing a public company. There can be no assurance that management will be able to effectively and timely implement programs and policies that adequately respond to such increased legal and regulatory compliance requirements.

     Foreign Exchange. Approximately 26.3% of the Company's combined pro forma revenues for the year ended December 31, 1997 are derived from operations conducted in the U.K. Exchange rate fluctuations between the U.S. dollar and British pound will result in fluctuations in the amounts relating to the U.K. currency reported in the Company's consolidated financial statements due to repatriation of earnings from the U.K. to the United States or translation of the earnings of the Company's U.K. operations into U.S. dollars for financial reporting purposes. The Company also conducts operations in New Zealand and intends to pursue acquisitions in other foreign countries. The Company does not intend to enter into hedging transactions with respect to its foreign currency exposure. There can be no assurance that fluctuations in foreign currency exchange rates will not have a material adverse impact on the Company's business, financial condition or results of operations.

     Development of New Services. The Company believes that its long-term success depends on its ability to enhance its current services, develop new services that utilize the DMS Model and address the increasingly sophisticated needs of its customers. The failure of the Company to develop and introduce enhancements and new services in a timely and cost-effective manner in response to changing technologies, customer requirements or increased competition could have a material adverse effect on the Company's business, financial condition or results of operations.

     Potential Liability for Breach of Confidentiality. A substantial portion of the Company's business involves the handling of documents containing confidential and other sensitive information. There can be no assurance that unauthorized disclosure will not result in liability to the Company. It is possible that such liabilities could have a material adverse effect on the Company's business, financial conditions or results of operations.

     Control by Management. The Company's directors and executive officers beneficially own approximately 12% of the Company's outstanding Common Stock. In light of the foregoing, such persons will have the ability to significantly influence the election of the Company's directors and the outcome of all other issues submitted to the Company's stockholders. Such persons, together with the staggered Board of Directors and the anti-takeover effects of certain provisions contained in the Delaware General Corporation Law and in the Company's Certificate of Incorporation and Bylaws (including, without limitation, the ability of the Board of Directors of the Company to issue shares of Preferred Stock and to fix the rights and preferences thereof), also may have the effect of delaying, deferring or preventing an unsolicited change in the control of the Company, which may adversely affect the market price of the Common Stock or the ability of stockholders to participate in a transaction in which they might otherwise receive a premium for their shares.

     Dividend Policy. The Company anticipates that for the foreseeable future, its earnings will be retained for the operation and expansion of its business and that it will not pay cash dividends. In addition, the Company anticipates that any credit facility agreement into which it enters will limit the payment of cash dividends without the lender's consent.

YEAR 2000 ISSUES

     The approaching year 2000 could result in challenges related to the Company's computer software, accounting records and relationships with customers. Based on the Company's review of its business and operating systems, the Company does not expect to incur material costs with respect to remediating year 2000 problems, if any, however, there can be no assurance that such problems will not be encountered in the future or that the costs incurred to resolve such problems will not be material.

     The foregoing list of risk factors is not exhaustive.